UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2015

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2015, the Board of Directors (the “Board”) of Heron Therapeutics, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws include a number of updated provisions, including: specifying that certain provisions of the Bylaws may not be amended or repealed without the affirmative vote of the holders of at least 66-2/3% of the voting rights of the Company, voting together as a single class; providing for uncertificated shares of the Company’s capital stock; a forum selection clause specifying Delaware as the sole and exclusive forum for derivative or breach of duty suits or proceedings, claims relative to the General Corporation Law of Delaware, the Certificate of Incorporation or Bylaws of the Company, or suits pertaining to the internal affairs of the Company; and the addition of an outside date for stockholder proposals and director nominations and informational requirements in connection with such proposals and director nominations.

The foregoing summary description of certain provisions of the Bylaws is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, dated June 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: July 1, 2015	/s/ Esme C. Smith
Esme C. Smith
Vice President, General Counsel & Secretary

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